Exhibit 4.2
                             ILLINOIS POWER COMPANY


                                       TO

                         HARRIS TRUST AND SAVINGS BANK,

                                   as Trustee

                              ------------------


                             Supplemental Indenture

                            DATED AS OF JUNE 15, 1999

                                       TO

                  General Mortgage Indenture and Deed of Trust

                          DATED AS OF NOVEMBER 1, 1992

Supplemental Indenture dated as of June 15, 1999 (the "Supplemental Indenture"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois (the "Trustee"), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

         WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 (the "Indenture"), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

         WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by Supplemental Indentures thereto bearing the following dates, respectively, the New Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:

Date of Supplemental   Identification
   Indenture              of Series                        Called
--------------------   --------------                      ------
February 15, 1993   8% Series due 2023          Bonds of the 2023 Series
March 15, 1993      6 1/2% Series due 2000      Bonds of the 2000 Series
March 15, 1993      6 3/4% Series due 2005      Bonds of the 2005 Series
July 15, 1993       7 1/2% Series due 2025      Bonds of the 2025 Series
August 1, 1993      6 1/2% Series due 2003      Bonds of the First 2003 Series
October 15, 1993    5 5/8% Series due 2000      Bonds of the Second 2000 Series
November 1, 1993    Pollution Control Series M  Bonds of the Pollution Control
                                                Series M
November 1, 1993    Pollution Control Series N  Bonds of the Pollution Control
                                                Series N
November 1, 1993    Pollution Control Series O  Bonds of the Pollution Control
                                                Series O
April 1, 1997       Pollution Control Series P  Bonds of the Pollution Control
                                                Series P
April 1, 1997       Pollution Control Series Q  Bonds of the Pollution Control
                                                Series Q
April 1, 1997       Pollution Control Series R  Bonds of the Pollution Control
                                                Series R
March 1, 1998       Pollution Control Series S  Bonds of the Pollution Control
                                                Series S
March 1, 1998       Pollution Control Series T  Bonds of the Pollution Control
                                                Series T
July 15, 1998       6 1/4% Series due 2002      Bonds of the 2002 Series
September 15, 1998  6% Series due 2003          Bonds of the Second 2003 Series


         WHEREAS, the Company desires to create a new series of Bonds to be issued under the Indenture, to be known as New Mortgage Bonds, 7.50% Series due 2009 (the "New Mortgage Bonds of the 2009 Series"); and

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:


                                   ARTICLE I.

              DESCRIPTION OF NEW MORTGAGE BONDS OF THE 2009 SERIES.

         SECTION 1. The Company hereby creates a new series of Bonds to be known as the "New Mortgage Bonds of the 2009 Series." The New Mortgage Bonds of the 2009 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

         The commencement of the first interest period shall be June 29, 1999. All New Mortgage Bonds of the 2009 Series shall mature on June 15, 2009, and shall bear interest at the rate of SEVEN AND ONE-HALF PER CENT (7.50%) per annum, payable semi-annually on June 15 and December 15 in each year, commencing December 15,1999, until the principal sum is paid in full. The person in whose name any of the New Mortgage Bonds of the 2009 Series are registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such New Mortgage Bonds of the 2009 Series upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid as provided in
Section 3.07 of the Indenture.

         The term "record date" as used in this Section with respect to any interest payment date shall mean the June 1 or December 1, as the case may be, next preceding the semi-annual interest payment date, or, if such June 1 or December 1 shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

         SECTION 2. The New Mortgage Bonds of the 2009 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000, or any integral multiple of $1,000, appropriately numbered. The New Mortgage Bonds of the 2009 Series may be exchanged, upon surrender thereof, at the agency of the Company in the City of Chicago, Illinois, for one or more New Mortgage Bonds of the 2009 Series of other authorized denominations, for the same aggregate principal amount, subject to the terms and conditions set forth in the Indenture.

         New Mortgage Bonds of the 2009 Series may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges required to be paid with respect to such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

         SECTION 3. The New Mortgage Bonds of the 2009 Series and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:

                             [FORM OF FACE OF BOND]

                             ILLINOIS POWER COMPANY
             (Incorporated under the laws of the State of Illinois)

                    NEW MORTGAGE BOND, 7.50% SERIES DUE 2009

No                                                                  $250,000,000

         ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Two Hundred and Fifty Million Dollars ($250,000,000) on June 15, 2009, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from June 29, 1999, payable semi-annually on June 15 and December 15 in each year, commencing December 15, 1999, at the rate of SEVEN AND ONE-HALF PER CENT (7.50%) per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any June 15 or December 15, will, subject to certain exceptions provided in the Supplemental Indenture dated as of June 15, 1999, be paid to the person in whose name this New Mortgage Bond is registered at the close of business on the immediately preceding June 1 or December 1, as the case may be. Both principal of, and interest on, this New Mortgage Bond are payable at the agency of the Company in the City of Chicago, Illinois.

         This New Mortgage Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the "Trustee").

         The provisions of this New Mortgage Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                      Illinois Commerce Commission No. 6120

         IN WITNESS WHEREOF, Illinois Power Company has caused this New Mortgage Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated:                                           ILLINOIS POWER COMPANY,



                                                 By:
                                                     ---------------------------
                                                    Authorized Executive Officer

(Corporate Seal)

ATTEST:


-----------------------------------
   Authorized Executive Officer

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This New Mortgage Bond is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture dated as of November 1, 1992 and the Supplemental Indenture dated as of June 15, 1999.


                                                 HARRIS TRUST AND SAVINGS BANK,
                                                     Trustee


                                                 By:
                                                    ----------------------------
                                                       Authorized Signatory


                            [FORM OF REVERSE OF BOND]

         This New Mortgage Bond is one of a duly authorized issue of Bonds of the Company (the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a General Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of November 1, 1992, executed by the Company to Harris Trust and Savings Bank (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This New Mortgage Bond of the 2009 Series is one of a series designated as the "New Mortgage Bonds, 7.50% Series Due 2009" (the "New Mortgage Bonds of the 2009 Series") of the Company, unlimited in aggregate principal amount, issued under and secured by the Indenture and described in the supplemental indenture dated as of June 15, 1999 (the "Supplemental Indenture dated as of June 15, 1999"), between the Company and the Trustee, supplemental to the Indenture.

         The New Mortgage Bonds of the 2009 Series are subject to redemption on the terms and subject to the conditions set forth in the Supplemental Indenture dated as of June 15, 1999.

         In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.


                                   ARTICLE II.

                 ISSUE OF NEW MORTGAGE BONDS OF THE 2009 SERIES.

         SECTION 1. The Company hereby exercises the right to obtain the authentication of $250,000,000 principal amount of Bonds pursuant to the terms of Section 4.02 of the Indenture. All such Bonds shall be New Mortgage Bonds of the 2009 Series.

         SECTION 2. Such New Mortgage Bonds of the 2009 Series may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.


                                  ARTICLE III.

                                   REDEMPTION.

         The Company at its option may, at any time, redeem the New Mortgage Bonds of the 2009 Series, in whole or in part (if in part, by lot or by such other method as the Trustee shall deem fair or appropriate) prior to maturity, on any date, upon payment of a redemption price equal to the greater of (i) 100% of the principal amount of the New Mortgage Bonds of the 2009 Series to be redeemed plus accrued and unpaid interest thereon, if any, from the last interest payment date to the date of redemption, or (ii) the Make Whole Amount plus accrued and unpaid interest, if any, from the last interest payment date to the redemption date.

     "Make Whole Amount" means, with respect to a New Mortgage Bond of the 2009 Series at any time, the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the Treasury Rate (as defined below) plus 20 basis points. The Make Whole Amount shall be computed as of the third Business Day prior to the applicable redemption date, and certified, by an Investment Banker (as defined below).

         "Investment Banker" means an independent investment banking institution of good standing selected by the Company.

         "Remaining Scheduled Payments" means the remaining scheduled payment of the principal and interest that would be due if such New Mortgage Bonds of the 2009 Series were not redeemed. However, if the redemption date is not a scheduled interest payment date, the amount of the next succeeding scheduled interest payment on such New Mortgage Bond of the 2009 Series will be reduced by the amount of interest accrued on such New Mortgage Bonds of the 2009 Series to such redemption date.

         "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for the redemption date. The semiannual equivalent yield to maturity will be computed as of the third Business Day immediately preceding the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by Salomon Smith Barney Inc. or J.P. Morgan Securities Inc. or their affiliates as having a maturity comparable to the remaining term of the New Mortgage Bonds of the 2009 Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Mortgage Bonds of the 2009 Series.

         "Comparable Treasury Price" means the average of three Reference Treasury Dealer Quotations (as defined below) obtained by the Trustee for the redemption date.

         "Reference Treasury Dealers" means Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. (so long as they continue to be primary U.S. Government securities dealers) and any one other primary U.S. Government securities dealer chosen by the Company. If either Salomon Smith Barney Inc. or J.P. Morgan Securities Inc. ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

         "Reference Treasury Dealer Quotation" means the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding the redemption date.


                                   ARTICLE IV.

                             AMENDMENT OF INDENTURE.

         Section 7.07(a)(iii)(A) is hereby amended by inserting in the fifth line thereof the words "and all Retired Bonds" immediately following the words "Bonds then Outstanding."


                                   ARTICLE V.

                                  THE TRUSTEE.

         The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
         Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS.

         This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, Illinois Power Company has caused this Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by its Secretary or one of its Assistant Secretaries, all as of the date first written above.

                                                 ILLINOIS POWER COMPANY


                                                 By
                                                   -----------------------------
(CORPORATE SEAL)                                       Robert A. Schultz
                                                       Vice President - Finance


ATTEST:


------------------------------
Leah Manning Stetzner
Corporate Secretary








                                                  HARRIS TRUST AND SAVINGS BANK,
                                                   Trustee


                                                  By
                                                    ----------------------------
                                                       J. Bartolini
                                                       Vice President


(CORPORATE SEAL)

ATTEST:


----------------------------
C. Potter
Assistant Secretary

STATE OF ILLINOIS    )
                     )SS.:
COUNTY OF MACON      )

         BE IT REMEMBERED, that on this ___ day of _____, 1999, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Robert A. Schultz, Vice President - Finance and Leah Manning Stetzner, Corporate Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.




                                           Notary Public, Macon County, Illinois


My Commission Expires _______________.

(NOTARIAL SEAL)



STATE OF ILLINOIS    )
                     )SS.:
COUNTY OF COOK       )

         BE IT REMEMBERED, that on this ____ day of ______, 1999, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came J. Bartolini, Vice President and C. Potter, Assistant Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said Harris Trust and Savings Bank for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.



                                            Notary Public, Cook County, Illinois

My Commission Expires _____________.

(NOTARIAL SEAL)

Return To:                                    This Instrument Was Prepared By:

   ILLINOIS POWER COMPANY                     SCHIFF HARDIN & WAITE
   Real Estate Dept. F-14                     6600 Sears Tower
   500 S. 27th Street                         233 South Wacker Drive
   Decatur, IL 62525                          Chicago, IL 60606